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                                                                   Exhibit 21.01

          Grey Global Group Inc. and Consolidated Subsidiary Companies

                                                                                    Number of Non-
                                              Jurisdiction of     Number of U.S.        U.S.
              Name                             Organization        Subsidiaries     Subsidiaries
              ----                             ------------        ------------     ------------
APCO Worldwide Inc.                             Delaware                 2               10
Beyond Interactive Inc.                         Delaware                 1                1
Compas Inc.                                     New Jersey
Dorland & Grey S.A.                             France                                   11
Dorland and Grey S.A.                           Belgium                                   6
G2 Worldwide Inc.                               New York
GCG Mediacommunications Holding AB              Sweden                                   13
GCG Peru SAC                                    Peru
GMBG Holdings Spain, S.L.                       Spain                                    17
Grey Advertising Hong Kong Ltd.                 Hong Kong                                16
Grey Advertising Inc. (Maryland)                Maryland
Grey Advertising Ltd                            Canada                                    3
Grey Argentina S.A.                             Argentina                                 3
Grey Athens Advertising S.A.                    Greece                                    2
Grey Australia New Zealand Pty. Ltd.            Australia                                17
Grey Brazil Ltda.                               Brazil                                    3
Grey Comex S.A. De C.V.                         Mexico                                    1
Grey Communications Group B.V.                  Netherlands                              12
Grey Communications Group Holdings Ltd.         United Kingdom                           62
Grey Direct Inc.                                Delaware                 2
Grey Global Group Inc.                          Delaware                35*               *
Grey Global Group Middle Europe GmbH & Co.      Germany                                  31
Grey Global Group Sweden AB                     Sweden                                   16
Grey Global Group Nordic ApS                    Denmark                                  47
Grey Global South Africa (Propietary) Ltd.      South Africa                             16
Grey GMBH                                       Germany
Grey Healthcare Group Inc.                      Delaware                 8
Grey Holding B.V.                               Belgium
Grey Holding Central Europe GMBH                Germany                                  24
Grey Hungary Csopert-finanszirozo KFT.          Hungary
Grey Mexico S.A. De C.V.                        Mexico                                    2
Grey Thailand, Co. Ltd.                         Thailand                                  3
Grey Worldwide Inc.                             Delaware

* Certain subsidiaries are separately identified.

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                                                                   Exhibit 21.01

          Grey Global Group Inc. and Consolidated Subsidiary Companies

                                                                                    Number of Non-
                                              Jurisdiction of     Number of U.S.        U.S.
              Name                             Organization        Subsidiaries     Subsidiaries
              ----                             ------------        ------------     ------------
Grey Worldwide Inc.                             Japan                                     2
Grey Worldwide (India) Private Limited          India
Grey Worldwide Istanbul                         Turkey
Reklamcilik Ltd. Sti.
Grey Worldwide Italia SPA                       Italy                                     6
Grey Worldwide Korea Inc.                       Korea
Grey Worldwide Middle East Network
Limited                                         Cyprus                                    4
Grey Worldwide New Zealand Ltd.                 New Zealand                               3
Grey Worldwide Sdn. Bhd.                        Malaysia                                  5
Grey Worldwide SEA Sdn Bhd                      Malaysia                                  1
Grey Ventures Inc.                              Delaware
G WHIZ Entertainment Inc.                       New York
International Facilities Holding GmbH           Austria
Local Marketing Corporation                     Ohio                     1
Marketdata Solutions Inc.                       Delaware                                  1
Mediacom Worldwide Inc.                         Delaware                 1
PT. Rama Perwira                                Indonesia
REP/Grey Worldwide S.A.                         Columbia
The GCI Group Inc.                              New York                 5                2
West Indies & Grey                              Puerto Rico

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